Advanced Cannabis Solutions Consulting (ACSC).
Canada Cannabis Corporation
Phase I; Initial Project Analysis

ACSC will provide the following consulting phase I services:

A. Business Plan Development and Design;
Financial modeling around start-up and production projections. Production facility design layout review.

Review of current and future staffing requirements.

ACS's proprietary 3 Timeline Process and 6 Parameter Volumetric Mathematical Modeling Analysis. This will include CAD 3D modeling of the volumetric design concept once site visit and initial design are completed (if applicable).

1. Build out/Retrofit design:
    i. Overall facility layout.
    ii. Individual volumetric Unit design.
2. Genetic Choices:
    i. Agricultural considerations.
    iii. Medicine density.
3. Electrical power load management:
    i. Lighting design.
    ii. HVAC/mechanical design.
4. Medium and nutrients:
    i. Dispersion method design.
    ii. Customized nutrient regimen design.
5. HR and labor protocol systems.
6. Management of CO_2 concentration.

B. Introduction to the Three Cannabis Cultivation Timelines:

1. Orchestration of capital and design/build resources.
2. Choreographing of resources with Local and State regulatory agencies.
    -Gantt flow chart design.
3. Continuous cannabis cultivation process design and implementation.

C. Introduction to the Three Stage System.

1. The physical property:
    i. Ingress and egress boundary concept.
2. The human element:
    i. Employee interaction with the physical elements.
    ii. Regulators, Inspectors and Contractors.
3. The live cannabis plant:
    i. Unit control
    ii. Interaction with all elements.
4. Technology implementation across the Three Stage System:
    i. RFID.
    ii. Bio-metric scan technology.
    iii. CCTV.
    iv. Augmented reality cannabis cultivation protocols.

Advanced Cannabis Solutions Consulting (ACSC).
Canada Cannabis Corporation
Phase I; Initial Project Analysis

Disbursements for Services

ACSC fees for phase I described above:

1. $20,000 consulting fee to be paid at time of agreement.
2. Ongoing monthly consulting fee of $20,000 ending 30 days after production implementation, with a six month minimum term.

3. Associated Professional Engineering/Design Build and any other outsourced cost related to phase I (If applicable) is to be paid by the CANADA CANNABIS CORPORATION group.

ACSC will also include ongoing consultation with the CANADA CANNABIS CORPORATION cultivation team for 30 days following the site visits on the week of (TBD), 2014. This will include but is not limited to: online meetings, specific cultivation data on the 6 parameters, case studies and live video feed discussions.

Advanced Cannabis Solutions Consulting
Robert Frichtel
President & CEO ACS

Date: 2/14/14

CA CANNABIS CORPORATION
John Esteireiro
CFO

Date: Effective Mar 1st